Exhibit 10.16

MIRATI THERAPEUTICS, INC.
AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
ADOPTED: SEPTEMBER 9, 2014
EFFECTIVE DATE: SEPTEMBER 9, 2014
AMENDED AND RESTATED: DECEMBER 9, 2015
AMENDED AND RESTATED: MARCH 30, 2017
AMENDED AND RESTATED: JANUARY 18, 2018
AMENDED AND RESTATED: JANUARY 17, 2019
AMENDED AND RESTATED: DECEMBER 12, 2019
AMENDED AND RESTATED: DECEMBER 10, 2020

Each member of the Board of Directors (the “Board”) who is not also serving as an employee of Mirati Therapeutics, Inc. (“Mirati” or the “Company”) or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (the “Director Compensation Policy”) for his or her Board service.

The Director Compensation Policy may be amended at any time in the sole discretion of the Board or the Compensation Committee of the Board.

Annual Cash Compensation

The annual cash compensation amount set forth below is payable in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred. If an Eligible Director joins the Board or a committee of the Board (“Committee”) at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal year, with the pro-rated amount paid for the first fiscal quarter in which the Eligible Director provides the service, and regular full quarterly payments thereafter. All annual cash retainer fees are vested upon payment.

1. Annual Board Service Retainer:
a. Eligible Directors other than the Chairman: $45,000
b. Chairman: $75,000

2. Annual Committee Chair Service Retainer:
a. Chairman of the Audit Committee: $20,000
b. Chairman of the Compensation Committee: $15,000
c. Chairman of the Nominating & Corporate Governance Committee: $10,000
d. Chairman of the Research and Development Committee: $15,000

3. Annual Committee Member Service Retainer:
a. Member of the Audit Committee: $10,000
b. Member of the Compensation Committee: $7,500
c. Member of the Nominating & Corporate Governance Committee: $5,000
d. Member of the Research and Development Committee: $7,500

Equity Compensation

The equity compensation set forth below will be granted under the Mirati Therapeutics, Inc. 2013 Equity Incentive Plan (the “Plan”), and will be documented on the applicable form of equity award agreement most recently approved for use by the Board (or a duly authorized committee thereof) for Eligible Directors. All stock options granted under the Director Compensation Policy will be nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the Plan) of the underlying Company Common Stock (the “Common Stock”) on the date of grant, and a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the Plan).

1. Initial Grant: On the date of the Eligible Director’s initial election to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the Eligible Director automatically will be granted, without further action by the Board or Compensation Committee of the Board, (i) a stock option to purchase shares of Common Stock (the “Initial Option Grant”) and (ii) a restricted stock unit award covering shares of Common Stock (the “Initial RSU Grant”), whereby the Initial Option Grant and Initial RSU Grant shall together have an aggregate grant date fair value of $800,000, calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), with the value split evenly between the Initial Option Grant and Initial RSU Grant. The Initial Option Grant will vest in a series of thirty-six (36) substantially equal monthly installments after the date of grant, such that the Initial Option Grant will be fully vested on the third anniversary of the date of grant, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on each applicable vesting date. The Initial RSU Grant will vest in a series of three (3) substantially equal annual installments after the date of grant, such that the Initial RSU Grant will be fully vested on the third anniversary of the date of grant, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on each applicable vesting date. In addition, in the event of a Change in Control or a Corporate Transaction (each, as defined in the Plan), any unvested portion of the Initial Option Grant and Initial RSU Grant will fully vest and become exercisable as of immediately prior to the effective time of such Change in Control or Corporate Transaction, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on the effective date of such transaction.

2. Annual Grant:

a. Each fiscal year, on the earlier to occur of (i) the grant date of annual equity awards to the Company’s executive officers or (ii) the date of the Mirati annual stockholder meeting, each Eligible Director, other than the Chairman, automatically, and without further action by the Board or Compensation Committee of the Board, will be granted (a) a stock option to purchase shares of Common Stock (the “Director Annual Option Grant”) and (b) a restricted stock unit award covering shares of Common Stock (the “Director Annual RSU Grant”), whereby the Director Annual Option Grant and Director Annual RSU Grant shall together have an aggregate grant date fair value of $633,000, calculated in accordance with FASB ASC Topic 718, with the value split evenly between the Director Annual Option Grant and Director Annual RSU Grant. The Director Annual Option Grant will vest in twelve (12) substantially equal monthly installments after the date of grant, such that the Director Annual Option Grant will be fully vested on the first anniversary of the date of grant, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on each applicable vesting date. The Director Annual RSU Grant will vest in full on the first anniversary of the date of grant, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on such vesting date. In addition, in the event of a Change in Control or a Corporate Transaction (each, as defined in the Plan), any unvested portion of the Director Annual Option Grant and Director Annual RSU Grant will fully vest and become exercisable as of immediately prior to the effective time of such Change in Control or Corporate Transaction, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on the effective date of such transaction.

b. Each fiscal year, on the earlier to occur of (i) the grant date of annual equity awards to the Company’s executive officers or (ii) the date of the Mirati annual stockholder meeting, the Chairman automatically, and without further action by the Board or Compensation Committee of the Board, will be granted (a) a stock option to purchase shares of Common Stock (the “Chairman Annual Option Grant”) and (b) a restricted stock unit award covering shares of Common Stock (the “Chairman Annual RSU Grant”), whereby the Chairman Annual Option Grant and Chairman Annual RSU Grant shall together have an aggregate grant date fair value of $900,000, calculated in accordance with FASB ASC Topic 718, with the value split evenly between the Chairman Annual Option Grant and Chairman Annual RSU Grant. The Chairman Annual Option Grant will vest in twelve (12) substantially equal monthly installments after the date of grant, such that the Chairman Annual Option Grant will be fully vested on the first anniversary of the date of grant, subject to the Chairman’s Continuous Service (as defined in the Plan) on each applicable vesting date. The Chairman Annual RSU Grant will vest in full on the first anniversary of the date of grant, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on such vesting date. In addition, in the event of a Change in Control or a Corporate Transaction (each, as defined in the Plan), any unvested portion of the Chairman Annual Option Grant and Chairman Annual RSU Grant will fully vest and become exercisable as of immediately prior to the effective time of such Change in Control or Corporate Transaction, subject to the Chairman’s Continuous Service (as defined in the Plan) on the effective date of such transaction.

Expenses

The Company will reimburse Eligible Directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and/or Committee meetings; provided, that Eligible Directors timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.

Philosophy

The Director Compensation Policy is designed to attract and retain experienced, talented individuals to serve on the Board. The Board anticipates that the Board, or a duly authorized committee thereof, will generally review Eligible Director compensation on an annual basis. The Director Compensation Policy, as amended from time to time, may take into account the time commitment expected of Eligible Directors, best practices and market rates in director compensation, the economic position of Mirati, broader economic conditions, historical compensation structure, the advice of the compensation consultant that the Compensation Committee or the Board may retain from time to time, and the potential dilutive effect of equity awards on our stockholders.

Under the Director Compensation Policy, Eligible Directors receive cash compensation in the form of retainers to recognize their level of responsibility as well as the necessary time commitment involved in serving in a leadership role and/or on Committees. Eligible Directors also receive equity compensation because we believe that stock ownership provides an incentive to act in ways that maximize long-term stockholder value. Further, we believe that stock-based awards are essential to attracting and retaining talented Board members. When stock options are granted, these stock options will have an exercise price at least equal to the Fair Market Value of Common Stock on the date of grant, so that stock options provide a return only if the Fair Market Value appreciates over the period in which the stock option vests and remains exercisable. We believe that the vesting acceleration provided in the case of a Change in Control or other Corporate Transaction is consistent with market practices and is critical to attracting and retaining high quality directors.